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                                                                       Exhibit 5

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement is made as of this 23/rd/ day of July, 2001, by and among Environmental Power Corporation, a Delaware corporation (the "Company"), Joseph E. Cresci ("Cresci"), Donald A. Livingston ("Livingston"), the Principal Microgy Holders (as defined below) and any other security holders of Microgy Cogeneration Systems Inc. ("Microgy") who hereafter execute counterpart signature pages of this Agreement in connection with the Subsequent Exchange described below (the "Additional Exchanging Shareholders").

                                   RECITALS:

     WHEREAS, the Company, Microgy and the Principal Microgy Holders have entered into a Share Exchange Agreement dated as of June 20, 2001 (the "Exchange Agreement"), in connection with which the Principal Microgy Holders acquired on the date hereof, certain shares of the Company's Common Stock, par value $.01 per share, and certain shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share ("Preferred Stock"),in a share exchange whereby the Company acquired in excess of 80% of the outstanding capital stock of Microgy Cogeneration Systems, Inc. and certain Microgy Derivative Securities, as defined in the Exchange Agreement (the "Initial Exchange");

     WHEREAS, the Company plans to offer the holders of other securities of Microgy the opportunity to exchange Microgy common stock for the Company's Common Stock and Preferred Stock and to exchange Microgy warrants for similar warrants of the Company ("Exchange Warrants") to purchase the Company's Common Stock and Preferred Stock (the "Subsequent Exchange");

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

     1.   DEFINITIONS.  For purposes of this Agreement:
          -----------

     (a)  "Common Stock" means the common stock, par value $.01 per share, of
           ------------
the Company.

     (b)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

     (c)  "Exchange Common Stock" means the Common Stock issued in the Initial
           ---------------------
or Subsequent Exchange and any Common Stock issuable upon exercise of warrants or options or conversion of Preferred Stock (including Preferred Stock issuable upon exercise of warrants or options) issued in the Initial or Subsequent Exchange.

     (d)  "Exchange Shareholders" means the Principal Microgy Holders and the
           ---------------------
Additional Exchanging Shareholders.
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     (e)  "Form S-3" means such form under the Securities Act as in effect on
           --------
the date hereof or any registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     (f)  "Holder" means Cresci, Livingston and the Exchanging Shareholders or
           ------
any assignee thereof in accordance with Section 8.

     (g)  "Principal Microgy Holders" means George A. Kast, Benjamin J. Brant,
           -------------------------
Daniel J. Eastman, Steven J. Brunner, John P. O'Shea, Henry S. Krauss, Frances Luskind and Henry Krauss as Trustees of the Trust u/w/o Jessie Daniels FBO Frances Luskind, Smithson Ventures Inc. Money Purchase Pension Plan - DLJSC Custodian FBO Deborah Salerno Trustee, Amro International, S.A., Frank Kramer, John J. Burke and Hitel Group.

     (h)  "Person" means any individual, partnership, limited liability company,
           ------
joint venture, corporation, association, trust or any other entity or organization.

     (i)  "Register," "registered" and "registration" refer to a registration
           --------    ----------       ------------
effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     (j)  "Registrable Securities" means (i) any shares of Common Stock
           ----------------------
currently held by the Holders, (ii) the Exchange Common Stock, and (iii) any shares of Common Stock issued or issuable with respect to any such shares of Common Stock by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise or (iv) any shares of Common Stock issued or issuable as a result of the adjustment provisions of Section 2.4 of the Exchange Agreement; provided, however, that any such securities shall cease to be Registrable Securities when (i) such securities are sold by a Holder in a transaction in which such Holder's rights under this Agreement are not assigned pursuant to Section 8 below, or (ii) such securities shall be salable within a three-month period pursuant to Rule 144 (or any similar successor rule that may be promulgated by the SEC).

     (k)  "SEC" means the Securities and Exchange Commission.
           ---

     (l)  "Securities Act" means the Securities Act of 1933, as amended.
           --------------

     (m)  "Violation" means any of the following statements, omissions or
           ---------
violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal, state or common law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

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     2.   REGISTRATION.
          ------------
     (a) The Company shall prepare, and, on or prior to the earlier of (i) 30 days after the Company becomes eligible to use Form S-3 for such purposes or
(ii) November 30, 2001 (or such later date as is agreed to by the Company and Principal Microgy Holders holding a majority of the aggregate voting power of the Principal Microgy Holders in the Company), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities) pursuant to Rule 415 covering the resale from time to time of the Registrable Securities held by the Holders and use commercially reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable. The parties acknowledge that Form S-3 is not currently available to the Company.

     (b) Notwithstanding Section 2(a), if the Company shall furnish to Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for any such registration statement to be filed by reason of (i) a material pending transaction or (ii) the Company being in possession of material non-public information which it considers prudent not to disclose in a registration statement, and it is therefore essential to defer the filing of any such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days; provided, however, that the Company during such deferment may not file a registration statement for securities to be issued and sold for its own account or that of other stockholders and; provided, further, the Company may not utilize this right more than once in any 12-month period.

     (c) If (but without any obligation to do so) at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering (whether for the account of the Company or for selling stockholders) of such securities (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock or stock option plan or to other compensatory arrangements to the extent includible on Form S-8, or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after receipt by such Holder of such notice by the Company in accordance with Section 15, the Company shall, subject to Section 2(d), use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that are not, on the date of filing by the Company of such Registration Statement, subject to the Resale Restrictions imposed by Section 9 hereof, that each such Holder has requested to be registered. The Company shall have no obligation under this Section 2(c) to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so. No registration effected under this Section 2(c) shall relieve the Company of any of its obligations to effect registrations under Section 2(a).

     (d) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2(c) to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only

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in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided, however, that no Holder participating in such underwriting shall be required to make any representations, warranties or indemnities in their capacity as selling stockholders except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and such Holder's intended method of distribution. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in any offering referred to in Section 2(c) exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. The securities so included shall be apportioned pro rata among the selling shareholders.

     3.   OBLIGATIONS OF THE COMPANY.  Whenever required under this Agreement to
          --------------------------
effect the registration of any Registrable Securities, the Company shall at its sole cost:

     (a) Promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective expeditiously, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for 12 months or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed. The obligation of the Company to effect any registration hereunder shall be subject to all applicable regulations promulgated under the Securities Act and SEC interpretations thereof which may restrict or limit the number of shares which may be registered for resale by affiliates of the Company. If necessary, the securities to be included in a registration on behalf of affiliates shall be reduced on a pro rata basis in such amount as is necessary for the securities offered by all affiliates participating in such registration to comply with such regulations under the Securities Act and all SEC interpretations thereof.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish (at no cost) to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and, one copy of the signed registration statement and any post-effective amendment thereto, any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents incorporated by reference in the registration statement and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

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     (d)  Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or U.S. jurisdictions (not to exceed ten except as otherwise agreed by the Company) as shall be reasonably requested by the Principal Microgy Holders (with regard for the level of expense, level of review and difficulty involved therein) and do any and all other acts and things which may be reasonably necessary to enable each participating Holder to consummate the disposition of the Registrable Securities owned by it in such jurisdiction; provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

     (e) Use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be, and remain during the period provided in Section 3(a), registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

     (f) Immediately notify any Holder of Registrable Securities covered by such registration statement at any time when such Holder has given notice to the Company under the second sentence of Section 4 and a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any other Holder, prepare and furnish, at no cost, to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Shares of Common Stock, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading and so that such prospectus, as amended or supplemented, will comply with law.

     (g) Immediately notify each Holder of Registrable Securities covered by such registration statement and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

     (h) Notify each Holder of Registrable Securities if at any time the SEC or any state securities commission or other regulatory authority should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or

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body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

     (i) As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

     (j) Apply to have all Registrable Securities registered pursuant hereto on a Registration Statement for resale by a Holder to be listed on each securities exchange or included for trading in such automated quotation system, if any, on or in which the Shares of Common Stock of the Company are then listed or included.

     (k) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto on a Registration Statement for resale by a Holder, and a CUSIP number for the Shares of Common Stock, in each case not later than the effective date of such Registration Statement.

     (l) Deliver promptly, upon request, to the group of Holders participating in the offering (acting as a committee for purposes of this paragraph (l) that the Company does not have to deal separately with each Holder) copies of all correspondence between the SEC and the Company, its counsel or independent public accountants and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement; permit such group and a single counsel for such group to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and give such group, and counsel for such group, at the expense of such group, reasonable access (subject to appropriate confidentiality arrangements) to the Company's books, records, documents and properties and such opportunities to discuss the business of the Company with its officers or directors and independent public accountants as shall be necessary, in the opinion of such group and its counsel to conduct a reasonable investigation within the meaning of the Securities Act.

     (m) In the event of an underwritten offering furnish (at no cost), at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, each Holder participating in the offering and to each underwriter, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders participating in such offering and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders participating in such offering, and a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

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

     (n) Solely in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

     4.   HOLDER' OBLIGATIONS.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. Each Holder shall give five days advance written notice of its intention to sell Registrable Securities under a Registration Statement to enable the Company to evaluate the Registration Statement and give any necessary notice contemplated by Section 3(f) above. The Holders shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until the Holders shall have received copies of the supplemented or amended Prospectus contemplated by Section 3(f) hereof, and, if so directed by the Company, the Holders shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holders' possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5.   EXPENSES OF REGISTRATION.  The Company shall bear and pay all expenses
          ------------------------
incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registration of Registrable Securities, including without limitation all registration, filing and qualification fees, printers, and accounting fees relating or apportionable thereto, and up to $10,000 of fees and expenses of one counsel to the selling stockholders (selected by the holders of a majority of the securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

     6.   INDEMNIFICATION.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Agreement:

     (a) The Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, and each of such Holder's partners, members, stockholders, managers, agents, officers, directors, employees, affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage or liability to the extent that it

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arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party or as a result of the indemnified party's breach of Section 4 above.

     (b) Each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration or results from the Holder's breach of Section 4 above; and each such Holder will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and provided, further, that the indemnity agreement contained in this paragraph shall not apply in the case of a sale directly by the Company of its securities (including a sale of such securities through any lead institution or underwriter retained by the Company to engage in a distribution solely on behalf of the Company) in which an untrue statement or omission or alleged untrue state or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company or such lead institution or underwriter failed to deliver a copy of the final or amended prospectus at or prior to the sale of the Registrable Securities.

     (c) Each Holder shall severally, and not jointly, indemnify, defend and hold harmless the Company and its affiliates, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses (including, without limitation, reasonable attorneys, fees and disbursements), arising out of or in connection with any misrepresentation or breach of any warranty made by such Holder herein.

     (d) Promptly after receipt by an indemnified party under this Section 6 of written notice of the commencement of any action (including any governmental action) involving a claim referred to in Section 6(a), 6(b) or 6(c) of this Agreement, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually and reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel reasonably satisfactory to the indemnifying party, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified

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party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action suit, or proceeding and such settlement, compromise or consent involves only the payment of money and such money is actually paid by the indemnifying party. Whether or not the defense of any claim or action is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld or delayed.

     (e) The obligations of the Company and Holders under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     (f) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

     (g) With respect to the indemnity in Section 6(a) and 6(b), if for any reason such indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 6, no Holder shall be required, pursuant to this Section 6, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Shares of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate, nor shall any Holder be required to contribute any amounts in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under Section 6(b) of this Agreement were available.

     7.   REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the
          ------------------------------
Holders the benefits of Rule 144 under the Securities Act, as such rule may from time to time be amended, and any other rule or regulation now or hereafter adopted by the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement, the Company agrees at its sole cost to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

     (b) take such action as is necessary to enable the Holders to utilize a registration statement for the resale of their Registrable Securities;

     (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company) and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     8.   ASSIGNMENT OF REGISTRATION RIGHTS.  The rights contained herein may be
          ---------------------------------
assigned in whole or in part by a Holder to one or more of its partners, employees or affiliates or to one or more transferees or assignees of Registrable Securities (or securities exchangeable into Registrable Securities) acquired by the Holder with the consent of the Company, not to be unreasonably withheld, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto.

     9.   BLACK-OUT PERIOD AGREEMENT. In consideration for the Company agreeing
          --------------------------
to its obligations under this Agreement, the Holders agree in connection with any registration of the Company's securities (other than pursuant to a Registration Statement (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145 under the Act; or (C) on Form S-3 or any successor form with respect to securities registered in connection with dividend reinvestment plans and similar plans only) , that, upon the request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Common Stock (other than those included in the registration) without the prior written consent of such underwriters for up to 180 days after the effective date of such registration, and only if all members of the Board of Directors, employees and affiliates of the Company whose securities are included in such registration agree to substantially identical restrictions in connection therewith. The restrictions in this Section 9 shall not prevent a Holder from selling shares of Common Stock purchased by it in the public markets, provided that such Holder is not in a net short position with respect to publicly tradable Common Stock or other derivative securities with respect thereto at any time during such 180-day period.

     10.  AMENDMENT; WAIVER. Any provision of this Agreement may be amended only
          -----------------
with the written consent of the Company and each of the Principal Holders and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged, provided that the Principal Holders may act on behalf of all such Holders of Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

     11.  CHANGES IN REGISTRABLE SECURITIES.  If, and as often as, there are any
          ---------------------------------
changes in the Registrable Securities, by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation, provided, however, that the restrictions in Section 9 hereof shall no longer be applicable upon such a merger or consolidation of the Company.

     12.  ENTIRE AGREEMENT EFFECTIVENESS OF AGREEMENT. This Agreement (together
          -------------------------------------------
with the Exchange Agreement and the related Stockholders' Agreement) constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     13.  GOVERNING LAW. This Agreement shall be governed in all respects by the
          -------------
laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York, whether or not all parties hereto are residents of New York.

     14.  SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the
          ----------------------
benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 8), heirs, executors and administrators of the parties hereto.

     15.  NOTICES. Unless otherwise provided herein, any notice, request,
          -------
instruction or other documents to be given hereunder by any party to any other party or parties shall be in writing and delivered in person or by courier or by facsimile transmission (followed by mailing certified mail, postage prepaid, return receipt requested) or mailed by certified mail, postage prepaid, return receipt requested, as follows:

     (i)  If to the Company, to it at the following address:

          Environmental Power Corporation
          500 Market Street, Suite 1E
          Portsmouth, NH  03801
          Attn: Chief Executive Officer
          Telephone: (603) 431-1780
          Fax: (603) 431-2650

          With a copy to:

          Dorsey & Whitney LLP
          250 Park Avenue
          New York, N.Y.  10177
          Attention: Steven I. Himelstein
          Telephone: (212) 415-9260
          Facsimile: (212) 953-7201

     (ii) If to Cresci or Livingston, to him at the following address:

          Environmental Power Corporation
          500 Market Street, Suite 1E
          Portsmouth,NH  03801
          Telephone: (603) 431-1780
          Fax: (603) 431-2650;

          With a copy to:

          Dorsey & Whitney LLP
          250 Park Avenue
          New York, N.Y.  10177
          Attention: Steven I. Himelstein
          Telephone: (212) 415-9260
          Facsimile: (212) 953-7201

     (iii)If to a Principal Microgy Holder, to it at the address listed on
          Schedule 2.1 to the Exchange Agreement; and

          With a copy to, in the case of Messrs. Eastman, Brunner, Kast, Brant and Burke:

          D. Elizabeth Wills, Esq.
          Rothgerber Johnson & Lyons LLP
          1200 17/th/ Street, Suite 3000
          Denver, CO 80202
          Telephone: (303) 628-9585
          Facsimile: (303) 623-9222

          With a copy to, in the case of all other Principal Microgy Holders:

          David N. Feldman, Esq.
          Feldman & Associates
          Counselors at Law, P.C.
          36 West 44/th/ Street, Suite 201
          New York, NY 10036
          Telephone: (212) 869-7000
          Facsimile: (212) 997-4242

     (iv) If to another Holder, to it c/o George A. Kast and/or Benjamin J.
          Brant.

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

     All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 15, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 15, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 15, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section 15.

     16.  SEVERABILITY.  Any invalidity, illegality or limitation on the
          ------------
enforceability of this Agreement or any part thereof, by any party, whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to the other party. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     17.  TITLES AND SUBTITLES. The titles of the Sections of this Agreement are
          --------------------
for convenience of reference only and are not to be considered in construing this Agreement.

     18.  DELAYS OR OMISSIONS; REMEDIES CUMULATIVE. It is agreed that no delay
          ----------------------------------------
or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

     19.  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     20. FURTHER ASSURANCES. Each party shall do and perform, or cause to be
         ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     21.  REMEDIES. In the event of a breach by any party to this Agreement of
          --------
its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable without the posting of a bond or other security and without proof of actual damages, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.


     22.  RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement
          ---------------------------------
shall apply, to the full extent set forth herein, to any and all shares of the Company capital stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for or in substitution of, shares of Common Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

                                 [END OF TEXT]

               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                           ENVIRONMENTAL POWER CORPORATION



                           By: __________________________________
                           Name:
                           Title:

                           EXCHANGING SHAREHOLDERS:



                           ______________________________________
                           George A. Kast


                           ______________________________________
                           Benjamin J. Brant


                           ______________________________________
                           Daniel J. Eastman


                           ______________________________________
                           Steven J. Brunner


                           ______________________________________
                           John P. O'Shea


                           ______________________________________
                           Henry S. Krauss

                           FRANCES LUSKIND AND HENRY KRAUSS, AS
                           TRUSTEES OF THE TRUST U/W/O JESSIE
                           DANIELS FBO FRANCES LUSKIND

                           ________________________________________
                           Frances Luskind, Trustee

                           ________________________________________
                           Henry Krauss, Trustee


                           SMITHSON VENTURES INC. MONEY
                           PURCHASE PENSION PLAN DLJSC -CUSTODIAN FBO DEBORAH SALERNO TRUSTEE


                           By: __________________________________
                               Name:
                               Title:


                           AMRO INTERNATIONAL, S.A.


                           By: __________________________________
                               Name:
                               Title:


                           _____________________________________
                            Frank Kramer


                           _____________________________________
                            John J. Burke

                           HITEL GROUP


                           By: __________________________________
                               Name:
                               Title:

                           OTHER HOLDERS:


                           ___________________________________
                           Joseph E. Cresci


                           ___________________________________
                           Donald A. Livingston

                          [COUNTERPART SIGNATURE PAGE
                   FOR ADDITIONAL EXCHANGING SHAREHOLDER(S)]




                           Name: _______________________________________

                           Signature: __________________________________

                           Title (if applicable): ______________________



                           Name: _______________________________________

                           Signature: __________________________________

                           Title (if applicable): ______________________



                           Name: _______________________________________

                           Signature: __________________________________

                           Title (if applicable): ______________________



                           Name: _______________________________________

                           Signature: __________________________________

                           Title (if applicable): ______________________